Exhibit 99.1

                                  PRESS RELEASE


                                                    Contact:      Donald Fleming
July 17, 2002                                    Contact No.      (718) 556-6517


ANNOUNCEMENT:      STATEN ISLAND BANCORP,  INC.  REPORTS 52% INCREASE IN CORE
                   DILUTED EARNINGS PER SHARE IN SECOND QUARTER 2002.


     STATEN ISLAND, NEW YORK -Staten Island Bancorp, Inc. (NYSE: SIB) (the "Company"), the holding company for SI Bank & Trust (the "Bank"), reported net income of $17.6 million or $0.31 per diluted share for the quarter ended June 30, 2002 compared to net income of $15.2 million or $0.25 per diluted share for the quarter ended June 30, 2001. This represents an increase of 24.0% in diluted earnings per share for the quarter. For the six months ended June 30, 2002, the Company reported net income of $39.6 million or $0.69 per diluted share compared to $29.2 million or $0.47 per diluted share for the six months ended June 30, 2001, representing an increase of 46.8% on a diluted share basis. Cash earnings per diluted share were $0.35 and $0.76, respectively, for the quarter and six months ended June 30, 2002 representing an increase of 16.7% and 33.3%, respectively, when compared to cash earnings per diluted share of $0.30 and $0.57, respectively, for the quarter and six months ended June 30, 2001. The Company's cash earnings per diluted share are determined by adding back to reported net income the non-cash expenses related to the allocation of the Company's Common Stock under its Employee Stock Ownership Plan ("ESOP") and the earned portion of the Company's Recognition and Retention Plan ("RRP") stock, net of respective tax benefits.

     Core earnings per diluted share were $0.38 and $0.76, respectively, for the quarter and six months ended June 30, 2002. This represents increases of 52.0% and 61.7%, respectively, when compared to core earnings per diluted share of $0.25 and $0.47, respectively, for the quarter and six months ended June 30, 2001. Core earnings exclude net securities losses of $6.8 million and $7.2 million, respectively, for the quarter and six months ended June 30, 2002, comprised primarily of impairment charges taken in the quarter ended June 30, 2002 on certain collateral bond obligations. Core earnings for the quarter and six months ended June 30, 2001 exclude security gains of $9,000 and $3,000, respectively.


     Commenting on the second quarter results Chairman and Chief Executive Officer, Harry P. Doherty, stated "We are pleased to report another quarter of strong core operating results. The Company continues to benefit from the strength of a favorable mortgage market and interest rate environment that has enabled us to capitalize on our core retail banking and mortgage banking business strategies. We have continued to enjoy strong loan origination volume at Ivy Mortgage and the Bank, as well as impressive growth in our deposits. Overall deposit growth and particularly core deposit growth has certainly been impressive as we continue to expand our retail franchise with the opening of two additional New Jersey branches during the quarter. In addition, we continue to seek branching opportunities in new markets. The quarter's results were particularly gratifying in light of our increase in the provision for loan losses and the write-downs we previously announced. We continue to believe our overall credit quality remains strong. We remain confident that the continuing development of our core business strengths will be the basis for enhanced shareholder value."

Financial Highlights
--------------------

o Net interest income increased $14.3 million or 37.0% to $52.9 million for the quarter ended June 30, 2002 compared to $38.6 million for the similar prior-year period. This increase in net interest income is reflective of the current favorable interest rate environment and was driven primarily by continued lower funding costs and growth of the Company's earning asset base. The Company's net interest rate spreads and margins continued to improve on both a prior year comparative and linked quarter basis. The Company's net interest rate spread and margin were 3.19% and 3.59%, respectively, for the second quarter of 2002 compared to 2.38% and 2.99%, respectively, for the second quarter of 2001 and 2.96% and 3.42%, respectively, for the first quarter of 2002.

o The mortgage banking business conducted by the Company's subsidiary SIB Mortgage Corp., d/b/a/ Ivy Mortgage, continued its solid performance as it originated a record of $1.5 billion in total loans in the second quarter of 2002 compared to $1.0 billion for the same period one year ago. Primarily as a result of this increase, net gains on loan sales and loan fees were $40.9 million for the quarter ended June 30, 2002 compared to $21.6 million for the quarter ended June 30, 2001. For the quarter ended June 30, 2002, the mortgage banking subsidiary contributed net income of $4.2 million or $0.07 on a fully diluted share basis. In the current interest rate environment, origination volume continues to remain strong and it is anticipated that the mortgage banking subsidiary will originate $1.8 billion in loans during the third quarter of 2002.

o Reflecting the strength of the Bank's retail franchise, total deposits increased $178.0 million or 5.7% for the quarter ended June 30, 2002. For the six months ended June 30, 2002, total deposits have increased $372.7 million or 12.8%. The Bank continued its branch expansion plans and opened two new branches in New Jersey in the current quarter. Core deposits, which consist of Savings, NOW, DDA and Money Market accounts continued to increase and comprised 66.1% of the total deposit base at June 30, 2002.

o The Bank's core lending business also showed continued strength with $386.4 million in loan originations for the quarter ended June 30, 2002, representing an increase of $161.9 million over the $224.5 million in loans originated in the first quarter of 2002.

o As part of its capital management strategy, the Company repurchased 1.2 million shares of Common Stock and completed its eighth stock repurchase program.

o Core average returns on equity were 15.6% and 15.8%, respectively, for the quarter and six months ended June 30, 2002.

o Service and fee income increased by $3.8 million to $8.5 million for the quarter ended June 30, 2002 when compared to the second quarter of last year. The increase was primarily the result of the receipt of a $3.0 million liquidating dividend from the investment in the Company's former data processing provider and higher banking fees reflecting the expansion of the Bank's retail branching network.

o Total other expenses increased $23.1 million to $61.9 million for the second quarter of 2002, when compared to the second quarter of 2001. The increase was primarily due to an increase of $5.6 million in personnel costs, an $11.3 million increase in commission expense, a $2.2 million increase in professional fees and a $3.8 million increase in other expenses. Of the increase in personnel costs, $4.2 million was due to the continued growth of the mortgage banking subsidiary, $600,000 was due to the non-cash charge to ESOP expense reflecting the Company's generally higher stock price compared to last year and $800,000 was due to branch expansion, incentives and normal merit increases at the Bank. The increase in commissions and other expenses primarily reflect the growth of the mortgage banking subsidiary. The increase in professional fees is primarily due to the hiring of contract workers at the mortgage banking subsidiary in response to the increased origination volumes.

o As previously reported, the Company recorded a $7.4 million impairment charge in the quarter ended June 30, 2002 relating to investments in two asset-backed securities included in the Company's investment portfolio with an aggregate carrying value of $9.5 million prior to the impairment charge.


Asset Quality
-------------

     Total non-accruing loans and other real estate owned ("OREO") decreased by $3.8 million to $25.2 million at June 30, 2002, from $29.0 million at March 31, 2002. Of the $25.2 million at June 30, 2002, $16.6 million consisted of non-accruing loans and $8.6 million consisted of OREO, compared to $27.3 million of non-accruing loans and $1.7 million of OREO at March 31, 2002. Of this decrease, $1.4 million was due to charge-offs on loans transferred to OREO at net realizable value. During the quarter, the Company had $3.2 million in net loan charge-offs compared to $373,000 in net loan charge-offs in the prior quarter ended March 31, 2002. The net charge-offs in the current quarter consisted primarily of the $1.4 million described above and $1.6 million relating to the sale of $5.3 million of loans by the mortgage banking subsidiary that did not meet secondary market standards.

     Because of this increased level of net charge-offs, current economic conditions and increased origination volumes at both the Bank and the mortgage banking subsidiary, management deemed it prudent to make a $5.0 million provision for loan losses for the second quarter of 2002. The allowance for loan losses was $22.9 million or 137.7% of non-accruing loans at June 30, 2002 compared to $21.2 million or 77.7% of non-accruing loans at March 31, 2002 and $14.8 million or 134.6% of non-accruing loans at June 30, 2001. While no assurance can be given that future charge-offs or additional provisions will not be necessary, management believes that based on current review and the level of non-accruing loans and delinquencies, the current allowance for loan losses is adequate.

     In July 2002, the Company entered into an agreement for the sale of a previously reported non-performing loan with a carrying value of $2.5 million and secured by a land development and construction project for single family homes in the state of Florida. The Company expects to close on this transaction in the third quarter of 2002 with no material loss.


                                      * * *


     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of The Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in the Company's Annual Report on Form 10-K and in other documents filed by the Company with The Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such are "may", "will", "should", "could", "expects", "plans", "intends", "anticipates", "believes", "estimates", "predicts", "forecasts", "potential", or "continue" or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

                                      * * *

     Staten Island Bancorp, Inc. is the holding company for SI Bank & Trust. SI Bank & Trust was chartered in 1864 and currently operates 17 full service branches and three limited service branches on Staten Island, New York, and two full service branches in Brooklyn, New York; and 15 full service branches in New Jersey. SI Bank & Trust also operates SIB Mortgage Corp., a wholly owned subsidiary of SI Bank & Trust, which conducts business under the name of Ivy Mortgage and has offices in 42 states. On June 30, 2002, Staten Island Bancorp had $6.4 billion in total assets and $557.3 million of total stockholders' equity.



CONSOLIDATED STATEMENTS OF INCOME (unaudited)


                                                For the Three Months Ended June 30,         For the Six Months Ended June 30,
                                             ------------------------------------------- -------------------------------------------
                                                                             Increase                                   Increase
                                                  2002           2001       (Decrease)        2002            2001     (Decrease)
                                             ------------------------------------------- -------------------------------------------
                                                                 (000's omitted, except per share and share data)
Interest Income:
Loans .....................................  $     75,755   $     64,382  $     11,373   $    145,638   $    123,831  $     21,807
Securities, available for sale ............        24,016         28,068        (4,052)        47,841         58,918       (11,077)
Federal funds sold ........................           189            254           (65)           698            633            65
                                             ------------   ------------  ------------   ------------   ------------  ------------
   Total interest income ..................        99,960         92,704         7,256        194,177        183,382        10,795
                                             ------------   ------------  ------------   ------------   ------------  ------------

Interest Expense:
Savings and escrow ........................         4,918          4,516           402          9,401          8,877           524
Certificates of deposits ..................         9,811         14,206        (4,395)        20,157         28,136        (7,979)
Money market and NOW ......................         3,985          2,381         1,604          7,342          4,128         3,214
Borrowed funds ............................        28,379         33,021        (4,642)        56,519         67,822       (11,303)
                                             ------------   ------------  ------------   ------------   ------------  ------------
   Total interest expense .................        47,093         54,124        (7,031)        93,419        108,963       (15,544)
                                             ------------   ------------  ------------   ------------   ------------  ------------
   Net interest income ....................        52,867         38,580        14,287        100,758         74,419        26,339
Provision for Loan Losses .................         4,990            600         4,390          6,490          1,200         5,290

                                             ------------   ------------  ------------   ------------   ------------  ------------
   Net interest income after provision for
     loan losses ..........................        47,877         37,980         9,897         94,268         73,219        21,049

Other Income (Loss):
Service and fee income ....................         8,528          4,701         3,827         13,580          9,591         3,989
Net gains on loan sales ...................        35,793         16,846        18,947         70,648         26,401        44,247
Loan fees .................................         5,063          4,107           956         11,843          6,194         5,649
Securities transactions ...................        (6,818)             9        (6,827)        (7,151)             3        (7,154)
                                             ------------   ------------  ------------   ------------   ------------  ------------
                                                   42,566         25,663        16,903         88,920         42,189        46,731

Other Expenses:
Personnel .................................        21,336         15,716         5,620         40,644         28,463        12,181
Commissions ...............................        21,105          9,835        11,270         41,744         14,733        27,011
Occupancy and equipment ...................         3,814          3,068           746          7,435          6,256         1,179
Amortization of intangible assets .........           153          1,431        (1,278)           298          2,818        (2,520)
Data processing ...........................         1,667          1,451           216          3,373          2,990           383
Marketing .................................         1,382            788           594          2,492          1,461         1,031
Professional fees .........................         3,059            838         2,221          5,719          1,446         4,273
Other .....................................         9,374          5,618         3,756         17,772         10,138         7,634
                                             ------------   ------------  ------------   ------------   ------------  ------------
   Total other expenses ...................        61,890         38,745        23,145        119,477         68,305        51,172
                                             ------------   ------------  ------------   ------------   ------------  ------------
   Income before provision for income taxes        28,553         24,898         3,655         63,711         47,103        16,608

Provision for Income Taxes ................        10,973          9,735         1,238         24,148         17,944         6,204
                                             ------------   ------------  ------------   ------------   ------------  ------------
Net Income ................................  $     17,580   $     15,163  $      2,417   $     39,563   $     29,159  $     10,404
                                             ============   ============  ============   ============   ============  ============


Earnings Per Share:(1)
Basic .....................................        $ 0.31         $ 0.25                       $ 0.70         $ 0.47
Fully Diluted .............................        $ 0.31         $ 0.25                       $ 0.69         $ 0.47

Weighted Average: Fully Diluted (1)
Common Shares .............................    90,260,624     90,260,624                   90,260,624     90,260,624
Less: Unallocated ESOP/RRP Shares .........     5,296,410      5,747,418                    5,342,947      5,802,181
Less: Treasury Shares .....................    27,593,635     23,253,739                   27,336,649     22,497,490
                                             ------------   ------------                 ------------   ------------
                                               57,370,579     61,259,467                   57,581,028     61,960,953
                                             ============   ============                 ============   ============



(1) Prior period amounts have been adjusted to reflect the 2-for-1 stock split on November 19, 2001.



CONSOLIDATED STATEMENTS OF CONDITION (unaudited)


                                                               June 30, 2002        December 31, 2001        Increase (Decrease)
                                                                -----------            -----------               -----------
                                                                                      (000's omitted)
ASSETS

ASSETS:
Cash and due from banks .....................................   $   102,190             $   116,846             $   (14,656)
Federal funds sold ..........................................        64,000                  38,000                  26,000
Securities available for sale ...............................     1,573,612               1,528,639                  44,973
Loans, net ..................................................     3,299,227               2,806,619                 492,608
Loans held for sale, net ....................................     1,079,906               1,187,373                (107,467)
Accrued interest receivable .................................        30,454                  28,601                   1,853
Bank premises and equipment, net ............................        43,348                  38,939                   4,409
Intangible assets, net ......................................        58,080                  58,871                    (791)
Other assets ................................................       194,493                 189,558                   4,935
                                                                -----------             -----------             -----------
   Total assets .............................................   $ 6,445,310             $ 5,993,446             $   451,864
                                                                ===========             ===========             ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
 Due Depositors-
  Savings ...................................................   $ 1,001,060             $   868,028             $   133,032
  Certificates of deposit ...................................     1,111,285               1,083,900                  27,385
  Money market ..............................................       520,752                 350,558                 170,194
  NOW accounts ..............................................       133,018                 115,349                  17,669
  Demand deposits ...........................................       507,891                 483,493                  24,398
                                                                -----------             -----------             -----------
   Total deposits ...........................................     3,274,006               2,901,328                 372,678
  Borrowed funds ............................................     2,551,604               2,451,762                  99,842
  Advances from borrowers for taxes and insurance ...........        21,378                  17,495                   3,883
  Accrued interest and other liabilities ....................        40,986                  70,665                 (29,679)
                                                                -----------             -----------             -----------
   Total liabilities ........................................     5,887,974               5,441,250                 446,724
                                                                -----------             -----------             -----------

STOCKHOLDERS' EQUITY: (1)
  Common stock, par value $ 01 per share, 100,000,000
  shares authorized, 90,260,624 issued and 60,908,166
  outstanding at June 30, 2002 and 90,260,624 issued and
  62,487,286 outstanding at December 31, 2001 ...............           903                     903                      --
  Additional paid-in-capital ................................       546,779                 543,123                   3,656
  Retained earnings .........................................       369,478                 340,270                  29,208
  Unallocated common stock held by ESOP .....................       (28,842)                (30,215)                  1,373
  Unearned common stock held by RRP .........................       (14,176)                (14,333)                    157
  Treasury stock (29,352,458 shares at June 30, 2002
   and 27,773,338 at December 31, 2001), at cost ............      (326,891)               (289,469)                (37,422)
                                                                -----------             -----------             -----------
                                                                    547,251                 550,279                  (3,028)
Accumulated other comprehensive income, net of taxes ........        10,085                   1,917                   8,168
                                                                -----------             -----------             -----------
   Total stockholders' equity ...............................       557,336                 552,196                   5,140
                                                                -----------             -----------             -----------
   Total liabilities and stockholders' equity ...............   $ 6,445,310             $ 5,993,446             $   451,864
                                                                ===========             ===========             ===========


(1) Prior period share and related amounts have been adjusted to reflect the 2-for-1 stock split on November 19, 2001



SELECTED DATA (unaudited)


                                                      At or For the Three Months                At or For the Six Months
                                                            Ended June 30,                            Ended June 30,
                                                    ---------------------------------          -----------------------------
                                                        2002              2001                    2002              2001
                                                    ---------------------------------          -----------------------------
                                                                    Dollars in thousands, except per share data)
Performance Ratios:
Return on average assets                                     1.11%            1.09%                  1.28%          1.08%
Return on average equity                                    12.63%           10.73%                 14.33%         10.24%
Earnings per share - Fully diluted (1)              $        0.31       $     0.25             $     0.69  $        0.47
Cash earnings per share - Fully diluted (1)         $        0.35       $     0.30             $     0.76  $        0.57
Core earnings per share - Fully diluted (1)         $        0.38       $     0.25             $     0.76  $        0.47
Core cash earnings per share - Fully diluted (1)    $        0.41       $     0.30             $     0.83  $        0.57
Average interest + earning assets to
   average interest-bearing liabilities                    112.60%          114.64%                113.16%        115.54%
Interest rate spread                                         3.19%            2.38%                  3.08%          2.28%
Net interest margin                                          3.59%            2.99%                  3.51%          2.95%
Noninterest expenses, exclusive of
   amortization of intangible assets, to
   average assets                                            3.90%            2.68%                  3.86%          2.42%
Efficiency ratio                                            60.38%           58.09%                 60.51%         56.06%

Capital and Other Ratios:
Average equity to average assets                             8.78%           10.17%                  8.93%         10.51%
Tangible equity to assets at end of
   period                                                    7.62%            9.09%                  7.62%          9.09%
Total capital to risk-weighted assets                       13.94%           16.38%                 13.94%         16.38%
Tangible book value per share (1)                   $        8.20       $     8.37             $     8.20  $        8.37%

Asset Quality:
Non-accruing loans and real estate owned
   to total assets at end of the period                      0.39%            0.21%                  0.39%          0.21%
Non-accruing securities to total assets
   at end of the period                                      0.03%            0.00%                  0.03%          0.00%
Allowance for loan losses to
   non-accruing loans at end of period                     137.74%          132.78%                137.74%        132.78%
Allowance for loan losses to total loans
   at end of period                                          0.52%            0.42%                  0.52%          0.42%
Non-accruing loans                                  $      16,644       $   10,988             $   16,644     $   10,988
Non-accruing loans and real estate owned            $      25,236       $   11,823             $   25,236     $   11,823
Non-accruing securities                             $       2,150       $       --             $    2,150     $       --
Allowance for loan losses                           $      22,925       $   14,795             $   22,925     $   14,795


(1) Prior period amounts have been adjusted to reflect the 2-for-1 stock split on November 19, 2001.



CONSOLIDATED STATEMENTS OF INCOME (unaudited)

                                                   **********************************QUARTER ENDED**********************************

                                                        June 30,        March 31,      December 31,    September 30,       June 30,
                                                   ---------------------------------------------------------------------------------
                                                          2002            2002            2001             2001             2001
                                                   ---------------------------------------------------------------------------------
                                                                     (000's omitted, except per share and share data)
Interest Income:
Loans ...........................................  $     75,755     $     69,883     $     68,860     $     66,721    $     64,382
Securities, available for sale ..................        24,016           23,825           26,514           27,034          28,068
Federal funds sold ..............................           189              509              250              222             254
                                                   -------------------------------------------------------------------------------
   Total interest income ........................        99,960           94,217           95,624           93,977          92,704
                                                   -------------------------------------------------------------------------------

Interest Expense:
Savings and escrow ..............................         4,918            4,483            4,290            4,644           4,516
Time ............................................         9,811           10,346           11,834           13,101          14,206
Money market and NOW ............................         3,985            3,357            3,129            3,052           2,381
Borrowed funds ..................................        28,379           28,140           30,289           31,276          33,021
                                                   -------------------------------------------------------------------------------
   Total interest expense .......................        47,093           46,326           49,542           52,073          54,124
                                                   -------------------------------------------------------------------------------
   Net interest income ..........................        52,867           47,891           46,082           41,904          38,580
Provision for Loan Losses .......................         4,990            1,500            4,957            2,600             600

                                                   -------------------------------------------------------------------------------
     Net interest income after provision for
       possible loan losses.......                       47,877          46,391           41,125           39,304           37,980

Other Income (Loss):
Service and fee income ..........................         8,528            5,052            4,958            4,793           4,701
Net gains on loan sales .........................        35,793           34,855           40,337           25,851          16,846
Loan fees .......................................         5,063            6,780            6,155            4,311           4,107
Securities transactions .........................        (6,818)            (333)            (171)              61               9
                                                   -------------------------------------------------------------------------------
                                                         42,566           46,354           51,279           35,016          25,663

Other Expenses:
Personnel .......................................        21,336           19,308           16,917           16,131          15,716
Commissions .....................................        21,105           20,639           24,152           12,802           9,835
Occupancy and equipment .........................         3,814            3,621            3,315            3,248           3,068
Amortization of intangible assets ...............           153              145            1,152            1,373           1,431
FDIC Insurance ..................................           125              120              116              115             109
Data processing .................................         1,667            1,706            1,497            1,528           1,451
Marketing .......................................         1,382            1,110              443              600             788
Professional fees ...............................         3,059            2,660            1,584            1,225             838
Other ...........................................         9,249            8,278            7,643            6,424           5,509
                                                   -------------------------------------------------------------------------------
   Total other expenses .........................        61,890           57,587           56,819           43,446          38,745
                                                   -------------------------------------------------------------------------------
   Income before provision for income taxes .....        28,553           35,158           35,585           30,874          24,898

Provision for Income Taxes ......................        10,973           13,175           13,339           12,200           9,735
                                                   -------------------------------------------------------------------------------
Net Income ......................................      $ 17,580         $ 21,983     $     22,246     $     18,674    $     15,163
                                                   ===============================================================================

Earnings Per Share: (1)
Basic ...........................................        $ 0.31           $ 0.39           $ 0.38           $ 0.31          $ 0.25
Fully Diluted ...................................        $ 0.31           $ 0.38           $ 0.37           $ 0.31          $ 0.25

Dividends Declared Per Share (1) ................        $ 0.11           $ 0.10           $ 0.09           $ 0.08          $ 0.08

 Stock Closing Price ............................        19.200           19.680           16.310           12.325          13.925

Weighted Average - Fully Diluted (1)
Common Shares ...................................    90,260,624       90,260,624       90,260,624       90,260,624      90,260,624
Less: Unallocated ESOP/RRP Shares ...............     5,296,410        5,390,001        5,501,952        5,632,980       5,747,420
Less: Treasury Shares ...........................    27,593,635       26,979,496       26,438,665       24,117,072      23,253,738
                                                   -------------------------------------------------------------------------------
                                                     57,370,579       57,891,127       58,320,007       60,510,572      61,259,466
                                                   ===============================================================================


(1) Prior period amounts have been adjusted to reflect the 2-for-1 stock split on November 19, 2001



AVERAGE BALANCES, NET INTEREST INCOME, YIELDS EARNED AND RATES PAID (unaudited)

                                                                     Three Months Ended June 30,
                                               ---------------------------------------------------------------------------
                                                                2002                                2001
                                               ----------------------------------- ---------------------------------------
                                                                          Average                                Average
                                                 Average                   Yield/      Average                    Yield/
                                                 Balance      Interest      Cost       Balance     Interest        Cost
                                               -----------   ----------   --------    ----------  ----------     ---------
                                                                            (000's omitted)
Interest-earning assets:
 Loans receivable (1):
 Real estate loans .........................   $4,100,486    $   73,529     7.19%     $3,262,392   $   61,625       7.58%
 Other loans ...............................      105,857         2,226     8.43%        118,119        2,757       9.36%
                                               ----------    ----------               ----------   ----------
   Total loans .............................    4,206,343        75,755     7.22%      3,380,511       64,382       7.64%
 Securities ................................    1,647,438        24,016     5.85%      1,759,556       28,068       6.40%
 Other interest-earning assets (2) .........       52,307           189     1.45%         32,666          254       3.11%
                                               ----------    ----------               ----------   ----------
 Total interest-earning assets .............    5,906,088        99,960     6.79%      5,172,733       92,704       7.19%
                                                             ----------                            ----------
Noninterest-earning assets .................      449,594                                402,759
                                               ----------                             ----------
  Total assets .............................   $6,355,682                             $5,575,492
                                               ==========                             ==========



Interest-bearing liabilities:
 Deposits:
  NOW and money market deposits ............   $  621,252         3,985     2.57%     $  291,161        2,381       3.28%
  Savings and escrow accounts ..............      996,026         4,918     1.98%        808,755        4,516       2.24%
  Certificates of deposit ..................    1,101,234         9,811     3.57%      1,020,103       14,206       5.59%
                                               ----------    ----------               ----------   ----------
   Total deposits ..........................    2,718,512        18,714     2.76%      2,120,019       21,103       3.99%
 Total Other Borrowings ....................    2,526,681        28,379     4.51%      2,392,163       33,021       5.54%
                                               ----------    ----------               ----------   ----------

 Total interest-bearing liabilities ........    5,245,193        47,093     3.60%      4,512,182       54,124       4.81%
                                                             ----------                            ----------
Noninterest-bearing liabilities (3) ........      552,338                                496,514
                                               ----------                             ----------
  Total liabilities ........................    5,797,531                              5,008,696
Stockholders' equity .......................      558,151                                566,796
                                               ----------                             ----------
  Total liabilities and stockholders' equity   $6,355,682                             $5,575,492
                                               ==========                             ==========
Net interest-earning assets ................   $  660,895                             $  660,551
                                               ==========    ----------               ==========   ----------
Net interest income/interest rate spread ...                 $   52,867     3.19%                  $   38,580       2.38%
                                                             ==========     ====                   ==========       ====

Net interest margin ........................                                3.59%                                   2.99%
                                                                            ====                                   =====
Ratio of average interest-earning assets
    to average interest-bearing liabilities                               112.60%                                 114.64%
                                                                          ======                                  ======




                                                                        Six Months Ended June 30,
                                             --------------------------------------------------------------------------
                                                 2002                                  2001
                                             ----------------------------------- --------------------------------------
                                                                           Average                              Average
                                                Average                     Yield/     Average                   Yield/
                                                Balance       Interest       Cost      Balance      Interest      Cost
                                             -------------  -----------   --------- ------------- ------------ ---------
                                                                             (000's omitted)
Interest-earning assets:
Loans receivable (1):
Real estate loans ...............              $3,979,497    $  141,182     7.15%     $3,123,188   $  118,244       7.63%
Other loans .....................                 105,996         4,456     8.48%        118,519        5,587       9.51%
                                               ----------    ----------               ----------   ----------
   Total loans ..................               4,085,493       145,638     7.19%      3,241,707      123,831       7.70%
Securities ......................               1,616,029        47,841     5.97%      1,818,560       58,918       6.53%
Other interest-earning assets (2)                  91,644           698     1.54%         33,324          633       3.83%
                                               ----------    ----------               ----------   ----------
Total interest-earning assets ...               5,793,166       194,177     6.76%      5,093,591      183,382       7.26%
                                                             ----------                            ----------
Noninterest-earning assets ......                 439,232                                368,392
                                               ----------                             ----------
Total assets ....................              $6,232,398                             $5,461,983
                                               ==========                             ==========


Interest-bearing liabilities:
Deposits:
NOW and money market deposits ............     $  571,125         7,342     2.59%     $  266,727        4,128       3.12%
Savings and escrow accounts ..............        956,216         9,401     1.98%        796,880        8,877       2.25%
Certificates of deposit ..................      1,090,578        20,157     3.73%      1,000,032       28,136       5.67%
                                               ----------    ----------               ----------   ----------
   Total deposits ........................      2,617,919        36,900     2.84%      2,063,639       41,141       4.02%
Total Other Borrowings ...................      2,501,454        56,519     4.56%      2,344,761       67,822       5.83%
                                               ----------    ----------               ----------   ----------
Total interest-bearing liabilities .......      5,119,373        93,419     3.68%      4,408,400      108,963       4.98%
                                                             ----------                            ----------
Noninterest-bearing liabilities (3) ......        556,346                                479,607
                                               ----------                             ----------

Total liabilities ........................      5,675,719                              4,888,007
Stockholders' equity .....................        556,679                                573,976
                                               ----------                              ----------

Total liabilities and stockholders' equity     $6,232,398                             $5,461,983
                                               ==========                             ==========

Net interest-earning assets ..............     $  673,793                             $  685,191
                                               ==========                             ==========
                                                             ----------                            ----------
Net interest income/interest rate spread..                   $  100,758     3.08%                  $   74,419       2.28%
                                                             ==========     ====                   ==========       ====

Net interest margin ......................                                  3.51%                                   2.95%
                                                                            ====                                    ====

Ratio of average interest-earning assets
   to average interest-bearing liabilities                                113.16%                                 115.54%
                                                                          ======                                  ======

__________________

(1) The average balance of loans receivable includes nonperforming loans, interest on which is recognized on a cash basis.
(2)  Includes money market accounts and Federal Funds sold.
(3)  Consists primarily of demand deposit accounts.




Loan Portfolio Composition. The following table sets forth the composition of the Bank's held for investment loans at the dates indicated. (unaudited)





                                             June 30, 2002     December 31, 2001   Increase (Decrease)
                                             -----------          -----------         -----------
                                                                (000's omitted)
Mortgage loans: (1)
 Single-family residential ...........        $ 2,532,941         $ 2,062,336         $   470,605
 Multi-family residential ............             54,259              48,783               5,476
 Commercial real estate ..............            391,438             335,821              55,617
 Construction and land ...............            205,310             245,515             (40,205)
 Home equity .........................             17,413              12,815               4,598
                                              -----------         -----------         -----------
  Total mortgage loans ...............          3,201,361           2,705,270             496,091

Other loans:
 Student loans .......................                115                 288                (173)
 Passbook loans ......................              8,662               7,477               1,185
 Commercial business loans ...........             44,666              42,962               1,704
 Other consumer loans ................             53,525              60,292              (6,767)
                                              -----------         -----------         -----------
  Total other loans ..................            106,968             111,019              (4,051)

                                              -----------         -----------         -----------
  Total loans receivable .............          3,308,329           2,816,289             492,040
Less:
 Premium (discount) on loans purchased              4,533               5,135                (602)
 Allowance for loan losses ...........            (22,925)            (20,041)             (2,884)
 Deferred loan costs (fees) ..........              9,289               5,236               4,053
                                              -----------         -----------         -----------
 Loans receivable, net ...............        $ 3,299,226         $ 2,806,619         $   492,607
                                              ===========         ===========         ===========

__________________

(1) Mortgage loans held for sale, net at June 30, 2002 and December 31, 2001, were $1.1 billion and $1.2 billion, respectively, are not included in this table.


Delinquent Loans: The following table sets forth information concerning delinquent loans at the dates indicated. The amounts presented represent the total outstanding principal balances of the related held in portfolio and held for sale loans, rather than the actual payment amounts which are past due.




                                        June 30, 2002   December 31, 2001
                                           ------            ------
90 Days or More                                 (000's Omitted)
Mortgage loans:
 Single-family residential.....            $5,942            $5,432
 Multi-family residential .....                --                --
 Commercial real estate .......                --                --
 Construction and land ........               282               509
 Home equity ..................                29                30
                                           ------            ------
  Total mortgage loans ........             6,253             5,971

Other loans:
 Commercial business loans ....                27               774
 Other loans ..................               922               468
                                           ------            ------
  Total other loans ...........               949             1,242

                                           ------            ------
  Total .......................             7,202             7,213
                                           ======            ======


                                       June 30, 2002    December 31, 2001
                                          -------           -------
60-89 Days
Mortgage loans:
 Single-family residential                $ 5,873           $ 5,945
 Multi-family residential                      --               162
 Commercial real estate ..                    402             1,510
 Construction and land ...                     68             5,339
 Home equity .............                     90               258
                                          -------           -------
  Total mortgage loans ...                  6,433            13,214

Other loans:
 Commercial business loans                    338                42
 Other loans .............                    523               586
                                          -------           -------
  Total other loans ......                    861               628

                                          -------           -------
  Total ..................                  7,294            13,842
                                          =======           =======



                                       June 30, 2002    December 31, 2001
                                          -------           -------
30-59 Days
Mortgage loans:
 Single-family residential.....           $15,371           $15,634
 Multi-family residential .....               196               567
 Commercial real estate .......             3,318             3,848
 Construction and land ........             1,215             9,113
 Home equity ..................               236                62
                                          -------           -------
  Total mortgage loans ........            20,336            29,224

Other loans:
 Commercial business loans ....             1,298             1,257
 Other loans ..................             1,802             2,645
                                          -------           -------
  Total other loans ...........             3,100             3,902

                                          -------           -------
  Total .......................            23,436            33,126
                                          =======           =======